UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events

On January 9, 2007, Alexandria Real Estate Equities, Inc. (the “Company”) announced that it commenced a private offering of convertible notes.  A copy of the Press Release pursuant to which such announcement was made is attached hereto as Exhibit 99.1.

On January 11, 2007 the Company announced that it priced the private offering of $400 million aggregate principal amount of 3.70% convertible notes due 2027 (the “Notes”), plus up to an additional $60 million aggregate principal amount of the Notes that may be issued at the option of the initial purchasers within 30 days of the initial issuance of the Notes.  The Notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes and any Company common shares that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws.  A copy of the Press Release pursuant to which such announcement was made is attached hereto as Exhibit 99.2.

Item 9.01               Exhibits

 (d)          Exhibits

99.1         Press Release dated January 9, 2007.

99.2         Press Release dated January 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	January 12, 2007	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer